PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 26, 2002 TO PROSPECTUS
DATED MAY 29, 2002)

                                  $653,271,472
                                  (APPROXIMATE)

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2002-4
                                     Issuer
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                  Master Servicer and Securities Administrator
                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-4


The second paragraph on the cover page of the prospectus supplement shall be replaced with the following:

         Credit enhancement for all of these certificates will be provided by subordination, and additional credit enhancement for the Class I-A-6 Certificates will be provided by a certificate guaranty insurance policy issued by MBIA Insurance Corporation.

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             BEAR STEARNS & CO. INC.

          The date of this prospectus supplement is September 30, 2002